Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 25, 2021, relating to the financial statements of SC Health Corp.

/s/ WithumSmith+Brown, PC

New York, New York
October 18, 2021